Exhibit 10.1
EXECUTION VERSION

Amendment NO. 1 dated as of October 27, 2017 (this “Amendment”), to the Credit AND SECURITY Agreement dated as of September 29, 2017 (the “Credit Agreement”), among BASIC ENERGY RECEIVABLES, LLC (the “Borrower”), BASIC ENERGY SERVICES, L.P. (the “Servicer”), BASIC ENERGY SERVICES, INC. (“Parent”), the lenders from time to time party thereto (the “Lenders”), UBS AG, STAMFORD BRANCH, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent for the Lenders and CIT Bank, N.A., as Syndication Agent.
PRELIMINARY STATEMENT
A. Pursuant to the Credit Agreement, the Lenders have extended, and have agreed to extend, credit to the Borrower,
B. The Borrower and Lenders desire that certain provisions of the Credit Agreement be amended as provided herein, and
C.    The Borrower hereby appoints CIT Bank, N.A. to serve as Syndication Agent under the terms of the Credit Agreement, as amended by this Amendment.
Accordingly, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein (including the preliminary statement hereto) shall have the meanings assigned thereto in the Credit Agreement. The provisions of Section 1.02 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.
SECTION 2. Amendments to the Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 5 hereof, the Credit Agreement is hereby amended as follows, effective as of the Amendment Effective Date (as defined below):
(a) Section 1.01 is hereby amended by adding the following defined terms in the appropriate alphabetical order:
““Amendment No. 1” means that certain Amendment, dated as of the Amendment No. 1 Effective Date among the Borrower, the Servicer, Parent, the Lenders party thereto and the Administrative Agent.”
““Amendment No. 1 Effective Date” means October 27, 2017.”
““Syndication Agent” means CIT Bank, N.A.”
(b) The definition of “Aggregate Commitments” in Section 1.01 of the Credit Agreement is hereby amended by amending and restating the second sentence thereof in its entirety as follows:

“The amount of the Aggregate Commitments on the Amendment No. 1 Effective Date is $120,000,000.”
(c) The definition of “Old Upfront Fee Per Annum” in Section 1.01 of the Credit Agreement is hereby amended by amending and restating subclause (A)(ii) thereof in its entirety to read as follows: “(ii) the total Commitments on the Amendment No. 1 Effective Date,”.
(d) Section 11.01 of the Credit Agreement is hereby amended by amending and restating the last paragraph thereof in its entirety as follows:
“Anything herein to the contrary notwithstanding, none of (i) the Bookrunners or Lead Arrangers listed on the cover page hereof or (ii) CIT Bank, N.A, in its capacity as Syndication Agent, shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent or a Lender hereunder.”
(e) Schedule 1.01-1 of the Credit Agreement is hereby replaced in its entirety with the Schedule attached hereto as Exhibit A.
SECTION 3. Assignments of Commitments.
(a) Subject to the satisfaction of the conditions set forth in Section 5 hereof, the Commitments of the Lenders shall be as set forth on the Schedule attached hereto as Exhibit A. The parties hereto agree that any assignments between the Lenders as shall be necessary to result in the Commitments being so allocated shall be deemed to have been made and become effective on the Amendment Effective Date.
(b) Each Lender signatory hereto that was not a Lender immediately prior to the Amendment Effective Date (each a “New Lender”) hereby (i) represents and warrants that (A) such New Lender has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (B) such New Lender meets all requirements of an assignee under the Credit Agreement, and (C) such New Lender has received a copy of the Credit Agreement, together with such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and to purchase its applicable Commitment, and on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender; and (ii) agrees that (A) from and after the Amendment Effective Date, such New Lender shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Commitments set forth opposite such Lender’s name on the Schedule attached hereto as Exhibit A, have the rights and obligations of a Lender thereunder and under the Loan Documents, (B) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (C) it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.
SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, Borrower, Servicer and Parent each represents and warrants to the Administrative Agent and each of the Lenders that:
(a) The representations and warranties set forth in Article VI of the Credit Agreement and in each other Loan Document are true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, in each case on and as of the Amendment No. 1 Effective Date as though made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date.
(b) No Default or Event of Default has occurred and is continuing after giving effect to this Amendment.
(c) None of the Loan Documents in effect on the Amendment Effective Date, including, without limitation, the Receivables Transfer Agreement, will be rendered invalid, non-binding or unenforceable against any Loan Party as a result of this Amendment. The Liens created under such Loan Documents will continue to secure the Obligations, and will continue to be perfected, in each case, to the same extent as they secured the Obligations or were perfected immediately prior to the Amendment Effective Date.
(d) The Credit Agreement, as amended by this Amendment and the consummation of the transactions contemplated hereby, (i) have been duly authorized by all requisite corporate or limited liability company action of the Borrower, Servicer and Parent, (ii) are permitted under and will not violate the organizational or governance documents of such Persons and (iii) will not violate, conflict with or result in a default under any agreement or other instrument binding upon such Persons or their assets, including, without limitation, the Parent Credit Agreement or any other Loan Document, except, with respect to clause (iii) above, for any such violation, conflict or default that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
SECTION 5. Effectiveness. This Amendment shall become effective on and as of the date on which each of the following conditions precedent is satisfied (such date, the “Amendment Effective Date”):
(a) The Administrative Agent shall have received duly executed and delivered counterparts of this Amendment that, when taken together, bear the signatures of the Borrower, the other Loan Parties and the Lenders.
(b) The Administrative Agent shall have received evidence of consent by the Parent Credit Agreement Lenders to the increase in the Aggregate Commitments provided for in this Amendment.
(c) The Administrative Agent shall have received from each of the Loan Parties (i) a certificate, in form and substance reasonably satisfactory to Administrative Agent, dated as of the Amendment Effective Date and executed by an authorized officer, which shall (A) certify the resolutions of the governing body of such entity approving this Amendment and authorizing the execution, delivery and performance thereof and (B) certify as to the representations and warranties set forth in Section 4 above.
(d) The Administrative Agent shall have received a legal opinion, in form and substance satisfactory to Administrative Agent, from Andrews Kurth Kenyon LLP, counsel for the Loan Parties, covering the Amendment and the actions contemplated herein, which shall include, among other things, (i) due authorization, execution and delivery and (ii) no conflict with any Loan Document, the Parent Credit Agreement or applicable law.
SECTION 6. Effect of this Amendment. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent, the Lenders or any other Secured Party under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan

Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.
(b) From and after the Amendment Effective Date, any reference to the Credit Agreement shall mean the Credit Agreement as modified by this Amendment.
(c) This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
SECTION 7. Reaffirmation; Further Assurances. Each of the Borrower and the other Loan Parties hereby acknowledges that it expects to receive substantial direct and indirect benefits as a result of this Amendment and the transactions contemplated hereby, and each of the foregoing hereby consents to this Amendment and the transactions contemplated hereby, and hereby confirms its respective grants of security interests, as applicable, under each of the Loan Documents to which it is party, and agrees that, notwithstanding the effectiveness of this Amendment and the transactions contemplated hereby, such guarantees, pledges and grants of security interests shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties.
SECTION 8. Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Winston & Strawn LLP.
SECTION 9. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by electronic transmission (e.g., “pdf”) of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.
SECTION 10. No Novation. This Amendment shall not extinguish the obligations for the payment of money outstanding under the Credit Agreement or discharge or release the Lien or priority of any Loan Document or any other security therefor or any guarantee thereof. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Credit Agreement or instruments guaranteeing or securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Amendment or any other document contemplated hereby shall be construed as a release or other discharge of the Borrower under the Credit Agreement or any Loan Party under any other Loan Document from any of its obligations and liabilities thereunder. The Credit Agreement and each of the other Loan Documents shall remain in full force and effect, until and except as modified hereby or thereby in connection herewith or therewith.
SECTION 11. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
SECTION 12. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or be taken into consideration in interpreting, this Amendment.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

UBS AG, Stamford Branch, as Administrative Agent and as a Lender,

by	/s/Craig Pearson
Name: Craig Pearson
Title: Associate Director Banking Product Services, US

by	/s/Houssem Daly
Name: Houssem Daly
Title: Associate Director Banking Product Services, US

CIT Bank, N.A., as Syndication Agent and as a Lender,

by	/s/Stewart McLeod
Name: Steward McLeod
Title: Director

Siemens Financial Services, Inc., as a Lender,

by	/s/John Finore
Name: John Finore
Title: Vice President

by	/s/Sonia Vargas
Name: Sonia Vargas
Title: Sr. Loan Closer

Basic Energy Receivables, LLC, as Borrower By: /s/Alan Krenek Name: Alan Krenek Title: Senior Vice President, Chief Financial Officer, Treasurer and Secretary

Basic Energy Services, L.P., as Servicer

     By: Basic Energy Services GP, LLC, its General Partner

By: Basic Energy Services, Inc., its
Sole Member

By:     /s/Alan Krenek
Name: Alan Krenek
Title: Senior Vice President, Chief
     Financial Officer, Treasurer and
Secretary

Basic Energy Services, Inc., as Performance Guarantor

By:     /s/Alan Krenek
Name:     Alan Krenek
Title: Senior Vice President, Chief
Financial Officer, Treasurer and
Secretary

Agreed to and acknowledged by the undersigned solely with respect to Section 7 hereof.

BER Holdco, LLC, as SPV Holdco

     By:     /s/Alan Krenek
Name:     Alan Krenek
Title:     Senior Vice President, Chief
Financial Officer, Treasurer and
Secretary

Exhibit A to Amendment No. 1 to Credit Agreement

See attached.

SCHEDULE 1.01-1

COMMITMENT SCHEDULE

Lender	Commitment
UBS AG, Stamford Branch	$50,000,000
CIT Bank, N.A.	$50,000,000
Siemens Financial Services, Inc.	$20,000,000

Total	$120,000,000